                      DYNAMEX INC. 1996 STOCK OPTION PLAN


                                   SECTION 1.
                                    PURPOSE

       The purposes of this Dynamex Inc. 1996 Stock Option Plan (this "Plan") are to attract and retain the best available employees and directors of Dynamex Inc. (the "Company") and any Parent or Subsidiary of the Company (each as hereinafter defined), to provide additional incentive to such persons and to promote the success of the business of the Company. This Plan is intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3"), and this Plan shall be construed, interpreted and administered to so comply. This Plan amends and restates the Parcelway Systems Holding Corp. 1993 Stock Option Plan.

                                   SECTION 2.
                               OTHER DEFINITIONS

       As used in this Plan:

       "Board" means the Board of Directors of the Company.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Committee" means the Compensation Committee or other committee appointed by the Board, which shall consist of two or more directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Exchange Act, or any successor provision.

       "Common Stock" means the Common Stock, $.01 par value, of the Company.

       "Effective Date" means June 5, 1996.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Fair Market Value" means, with respect to the Common Stock and at any date, (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or the Nasdaq National Market System on such date, or if no sale of such stock shall have been made on such an exchange or the Nasdaq National Market System on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on such an exchange or quoted on the Nasdaq National Market System, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") on such date, or (iii) if such stock is not then listed on such an exchange or quoted on Nasdaq or the Nasdaq National Market System, an amount determined in good faith by the Committee in its sole discretion.

       "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under this Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

       "Non-Employee Director" means a director of the Company who is not an employee of the Company or any parent or Subsidiary of the Company.

       "Non-Qualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under this Plan which is not intended to be an Incentive Stock Option.

       "Option" means an Incentive Stock Option or a Non-Qualified Stock
Option.

       "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

       "Participant" means a person selected by the Committee to receive an award under this Plan and Non-Employee Directors.

       "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions pursuant to the Plan.

       "Restricted Stock Grant" means an award of shares of Restricted Stock.

       "Section 16 Participant" means a Participant subject to Section 16 of the Exchange Act.

       "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

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                                   SECTION 3.
                                 ADMINISTRATION

       (a) Committee Authority; Delegation. This Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of this Plan (including, without limitation, the provisions governing participation in this Plan by Non-Employee Directors), to grant awards under this Plan and to determine the individuals to whom and the time or times at which awards may be granted, the type(s) of award(s) to be granted to such individuals pursuant to this Plan and the terms and conditions of such awards. All administrative powers may be delegated by the Committee, except where (i) such powers with respect to the selection of and determination of awards for Section 16 Participants are required to be exercised by the Committee in order to enable this Plan to qualify for the exemption provided by Rule 16b-3 or (ii) such delegation would cause the benefits under this Plan to "covered employees" within the meaning of Section 162(m) of the Code to not qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

       (b) Actions of Committee. Subject to the provisions of Section 10(e) hereof, the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan as it shall from time to time consider advisable, to interpret the provisions of this Plan and any Option Agreement or Restricted Stock Agreement (each as hereinafter defined), and to decide all disputes arising in connection with this Plan. The Committee's decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

       (c) Indemnification. The Company shall indemnify and hold harmless each director of the Company and each Committee member for any action or determination made in good faith with respect to this Plan or any Option Agreement or Restricted Stock Agreement.


                                   SECTION 4.
                                  ELIGIBILITY

       The following individuals shall be eligible to receive awards pursuant to this Plan as follows:

       (a) Any employee (including any officer or director who is an employee) of the Company or any Parent or Subsidiary of the Company shall be eligible to receive Incentive Stock Options under this Plan. Any employee (including any officer or director who is an employee) of the Company or any Parent, Subsidiary or other affiliate of the Company shall be eligible to receive Non-Qualified Stock Options and Restricted Stock Grants under this Plan. Eligible employees may receive more than one Option or Restricted Stock Grant under this Plan.

       (b) Any Non-Employee Director of the Company shall be eligible to receive Options and Restricted Stock Grants only as set forth in Section 8 hereof.


                                   SECTION 5.
                        STOCK AVAILABLE UNDER THIS PLAN

       (a) Number of Shares Available. Subject to any adjustments made pursuant to Section 5(b) hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of all Options granted and pursuant to all Restricted Stock Grants awarded under this Plan shall be 630,000, of which no more than 50,000 shares may be delivered pursuant to Restricted Stock Grants and the exercise of Options awarded to Non-Employee Directors in accordance with Section 8 hereof. If any Option expires or is terminated before exercise or if any portion of any Restricted Stock Grant is forfeited for any reason, the shares of Common Stock which were subject to but were either forfeited to the Company or not delivered under such Option or Restricted Stock Grant, and any other shares of Common Stock that for any other reason are not issued to a Participant, shall again be available for award under this Plan as if no Option or Restricted Stock Grant had been awarded with respect to such shares. Awards under this Plan may be fulfilled with either authorized and unissued shares of Common Stock or issued and reacquired shares of Common Stock.

       (b) Adjustment. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate and proportionate adjustment shall be made in (i) the number and kind of shares of stock in respect of which Options or Restricted Stock Grants may be awarded under this Plan, (ii) the number and kind of shares of stock or other property subject to outstanding Options and Restricted Stock Grants, and (iii) the award, exercise or conversion price with respect to any of the foregoing.


                                   SECTION 6.
                        TERMS AND CONDITIONS OF OPTIONS

       (a) Grants of Options. Subject to the provisions of this Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Each grant of an Option may be made alone or in combination with, in addition to or in relation to any other award authorized by this Plan. The terms of each Option need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Option Agreement, any determination with respect to an Option may be made by the Committee at the time of award or at any time thereafter.

       (b) Agreement in Writing; Provisions. Each Option under this Plan shall be evidenced by a written agreement (each, an "Option Agreement") delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or comply with applicable tax and regulatory laws and accounting principles. Each Option Agreement shall specify whether the Options granted thereby are Incentive Stock Options or Non-Qualified Stock Options.

       (c) Option Price. The option price per share of Common Stock purchasable under an Option shall be 100% of the Fair Market Value of the Common Stock on the date of award. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be 110% of Fair Market Value of the Common Stock on the date of award.

       (d) Method of Payment. The purchase price for any share purchased pursuant to the exercise of any Option granted under this Plan shall be paid in full upon exercise of the Option by any of the following methods, to the extent permitted under the particular Option Agreement: (i) by cash, (ii) by check or
(iii) by transferring to the Company shares of Common Stock at their Fair Market Value as of the date of exercise of the Option. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting cashless exercise procedures and may extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to finance the Participant's purchase of shares pursuant to the exercise of Options, on such terms as may be approved by the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

       (e) Termination. No Option shall be exercisable more than ten years after the date the Option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.

       (f) Exercise. No Option shall be exercisable during the lifetime of a Participant by any person other than the Participant or his or her guardian or legal representative. The Committee shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise of each Option, other than, in each case, Options awarded or to be awarded to Non-Employee Directors. To the extent that a Participant has the right to exercise one or more Options and purchase shares pursuant thereto, the Options may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the option price for such shares. Any certificate for shares of outstanding Common Stock used to pay the option price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). In the event the certificate tendered by the Participant in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the Participant to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

       (g) Disability, Death, Retirement or Other Termination. The Committee shall determine the effect on an Option (other than an Option awarded or to be awarded to a Non-Employee Director) of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may exercise rights thereunder.

       (h) Nontransferability. No Option or interest therein or right thereunder shall be transferable by a Participant other than by will or the laws of descent and distribution.

       (i) $100,000 Limit for Incentive Stock Options. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or any other plan maintained by the Company or any Parent or Subsidiary of the Company) is exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code),





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
such Option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

       (j) Disposition of Incentive Stock Options. A Participant shall notify the Committee in the event that he or she disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he or she received Common Stock upon the exercise of an Incentive Stock Option.

       (k) Option Modification. The Committee may amend, modify or terminate any outstanding Option held by a Participant other than a Non-Employee Director, including substituting therefor another Option of the same or a different type, changing the date of exercise or vesting and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant.


                                   SECTION 7.
                TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

       (a) Restricted Stock Grants. Subject to the provisions of this Plan, the Committee may award Restricted Stock Grants and determine the number of shares of Restricted Stock covered by such Grant, the restrictions thereon (which may include, without limitation, restrictions on the transfer of such shares, restrictions on the right to vote such shares and restrictions on the right to receive dividends on such shares), the time or times at which and the conditions upon which such restrictions shall lapse, and the other terms and conditions applicable to such Grant. Each Restricted Stock Grant may be made alone or in combination with, in addition to or in relation to any other award authorized by this Plan. The terms of each Restricted Stock Grant need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Restricted Stock Agreement, any determination with respect to a Restricted Stock Grant may be made by the Committee at the time of award or at any time thereafter. The Committee may, but shall not be required to, award Restricted Stock Grants based upon the attainment of one or more "performance goals" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

       (b) Agreement in Writing; Provisions. Each Restricted Stock Grant shall be evidenced by a written agreement (each, a "Restricted Stock Agreement") delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the

Committee considers necessary or advisable to achieve the purposes of this Plan or comply with applicable tax and regulatory laws and accounting principles.

       (c) Delivery of Shares. Each share of Restricted Stock, when issued, shall be issued in the name of the Participant and the certificate evidencing such share shall be deposited with the Company, together with a stock power duly endorsed in blank, upon such issuance and continuing until all applicable restrictions on such share shall have lapsed.

       (d) Disability, Death, Retirement or Other Termination. The Committee shall determine the effect on a Restricted Stock Grant (other than a Restricted Stock Grant awarded or to be awarded to a Non-Employee Director) of the disability, death, retirement or other termination of employment of a Participant.

       (e) Nontransferability. Prior to the lapse of all restrictions thereon, no share of Restricted Stock or interest therein or right thereunder shall be transferable by a Participant otherwise than by will or the laws of descent and distribution.

       (f) Restricted Stock Grant Modification. The Committee may amend, modify or terminate any outstanding Restricted Stock Grant held by a Participant other than a Non-Employee Director, including substituting therefor another Restricted Stock Grant of the same or a different type and changing the time or times at which any restrictions shall lapse, provided that the Participant's consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant.


                                   SECTION 8.
                            NONDISCRETIONARY AWARDS
                           TO NON-EMPLOYEE DIRECTORS

       Notwithstanding any other provision of this Plan, Non-Employee Directors shall participate in this Plan only to the extent set forth in this Section 8. The provisions of this Plan applicable to awards granted or to be granted to Non-Employee Directors are intended to comply with the provisions of Rule 16b-3(c)(2)(ii) under the Exchange Act, or any successor provision, and such provisions shall be construed, interpreted and administered to so comply. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would result in noncompliance with such provisions.

       (a) Date of Grant; Number of Shares. On the later of (i) the date upon which a Non-Employee Director is first elected or appointed a member of the Board or (ii) the





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
closing of the initial public offering of the Company's Common Stock, he or she shall receive a grant of a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock. Non-Employee Directors subsequently re-elected at any meeting of stockholders shall receive as of the anniversary of the initial grant of a Non-Qualified Stock Option to such director, the grant of a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock. Options granted to Non-Employee Directors shall be immediately exercisable.

       (b) Term. The term of each Option granted to a Non-Employee Director shall be ten years from its date of grant, unless sooner terminated or extended in accordance with Section 8(d) below.

       (c) Option Price. The option price of the shares of Common Stock subject to each Option granted to a Non-Employee Director shall be the Fair Market Value of such shares on the date the Option is granted.

       (d) Exercise after Death or Other Termination. If a Non-Employee Director ceases to be a director of the Company, such Non-Employee Director's Options shall be exercisable by him only during the six months following the date such person ceases to be a director, except that:

              (i) if a Non-Employee Director dies while serving as a director, such Non-Employee Director's Options shall be exercisable by his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the six months following his or her death; and

              (ii) notwithstanding the foregoing, a Non-Employee Director's Options shall terminate immediately on the date that such person is removed as a director for cause. For purposes of this Section 8, a Non-Employee Director shall be considered to have been dismissed "for cause" in the event he or she is dismissed on account of any act of (x) fraud or intentional misrepresentation or (y) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary of the Company.

                                   SECTION 9.
                       ACCELERATION OF EXERCISABILITY AND
                      VESTING UNDER CERTAIN CIRCUMSTANCES

       Notwithstanding any provision in this Plan to the contrary, with regard to any Option or Restricted Stock Grant awarded to any executive officer or director of the Company, unless the particular Option or Restricted Stock Agreement provides otherwise, the Option will become immediately exercisable and vested in full, and all restrictions on any shares of Restricted Stock subject to a Restricted Stock Grant shall immediately lapse, upon the occurrence, before the expiration or termination of such Option or forfeiture of such shares, of any of the events listed below:

       (a) a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis;

       (b) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
              Act), other than (i) the Company, (ii) Cypress Capital Partners I, L.P., (iii) James M. Hoak, or (iv) any of the affiliates of any of the foregoing, directly or indirectly, of securities representing 15% or more of the total number of votes that may be cast for the election of directors of the Company; or

       (c) the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act; or

       (d) the failure at any annual or special meeting of the Company's stockholders following an "election contest" subject to Rule 14a-11 promulgated under the Exchange Act, of any of the persons nominated by the Company in the proxy material mailed to stockholders by the management of the Company to win election to seats on the Board, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.


                                  SECTION 10.
                                 MISCELLANEOUS

       (a) No Right of Employment. No person shall have any claim or right to be awarded an Option or Restricted Stock Grant, and the award of an Option or Restricted Stock Grant shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under this Plan, except as expressly provided in the applicable Option or Restricted Stock Agreement.

       (b) Plan Not Exclusive. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees or directors.

       (c) No Rights as Stockholders. Subject to the provisions of the applicable Option or Restricted Stock Agreement, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under this Plan until he or she becomes the record holder thereof.

       (d) Investment Representation. The Committee may require, as a condition of receiving shares of Common Stock (including shares of Restricted Stock) issued pursuant to any Option or Restricted Stock Grant, that a Participant furnish to the Company such written representations and information as the Committee deems appropriate to permit the Company, in light of the existence or nonexistence of an effective Registration Statement under the Securities Act, to deliver such shares in compliance with the provisions of the Securities Act.

       (e) Section 16 Participants. Notwithstanding any other provision of this Plan, in order to qualify for the exemption provided by Rule 16b-3, (i) any shares of Restricted Stock or other equity security received by a Section 16 Participant pursuant to a Restricted Stock Grant and any Common Stock or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six months and one day after the date of award of the Restricted Stock Grant or Option and (ii) any Option or other right related to an equity security issued under this Plan that constitutes a "derivative security" within the meaning of Rule 16b-3(a)(2) under the Exchange Act, or any successor provision, shall not be transferable other than by will or the laws of descent and distribution. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would disqualify this Plan from the exemption provided by Rule 16b-3.

       (f) Effectiveness. This Plan amendment and restatement shall become effective upon its approval by the Board, subject to approval by the stockholders of the Company. Prior to such stockholder approval, awards may be granted under this Plan amendment and restatement subject to such stockholder approval.

       (g) Amendment; Termination. The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Exchange Act or any successor provision, and (ii) Section 8 hereof and, as it relates to awards granted or to be granted to Non-Employee Directors, Section 9 hereof may not be amended more than once every six months other than to comport with changes in the Code or ERISA or the rules and regulations under either thereof. If any amendment, suspension or termination of this Plan shall materially and adversely affect the rights of the holder of any award then outstanding, such amendment, suspension or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

       (h) Term. Options and Restricted Stock Grants may not be awarded under this Plan after ten years from the Effective Date, but then outstanding Options and Restricted Stock Grants may extend beyond such date. Unless sooner terminated, this Plan shall terminate on the tenth anniversary of the Effective Date, provided that such termination shall not terminate or affect any Option or Restricted Stock Grant then outstanding.

                                  DYNAMEX INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


       Dynamex Inc. (the "Company"), acting pursuant to the Dynamex Inc. 1996 Stock Option Plan (the "Plan"), hereby grants to ______________ (the "Option Holder") options to purchase common stock, $.01 par value ("Common Stock"), of the Company upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated herein by reference:

       1. Grant of Option. The Option Holder is hereby granted an option (the "Option") to purchase from the Company up to __________ shares of Common Stock of the Company at $____ per share (the "Option Exercise Price")(being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement. This Option is intended by the Company and the Option Holder not to qualify for any special tax benefits to the Option Holder. This Option is therefore not subject to the provisions of Section 6(i) of the Plan.

       2. Time of Exercise. The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option. The Option shall vest in the following manner:

If Option Holder remains in the                     Vested
employ of the Company through:                    Number of Shares
--------------------------------                  ----------------
______________, 199___                             20% of shares
______________, 199___                             40% of shares
______________, 19___                              60% of shares
______________, ______                             80% of shares
______________, ______ and thereafter              100% of shares

The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

       3. Exercise of Option. The exercise of the Option shall entitle the Option Holder to purchase shares of Common Stock of the Company in the manner set forth in Section 7.

       4.     Term.  The Option will terminate at the first of the following:

       (a)    5 p.m. on ___________________.

       (b) 5 p.m. on the date which is six months after the date of the death or disability of the Option Holder.

       (c) 5 p.m. on the date 90 days following the date the Option Holder's employment with the Company and its subsidiaries terminates.

       5. Rights in Event of Death or Disability. If the Option Holder dies or becomes disabled prior to the termination date specified in Section 4 hereof without having exercised the Option as to all of the shares then exercisable, the Option may be exercised with respect to all of such shares prior to the date specified in Section 4(b) by (a) the Option Holder's estate or a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (b) the Option Holder or his personal representative or attorney-in-fact in the event of the Option Holder's disability, subject to the other terms of this Agreement and applicable laws, rules and regulations.

       6.     Restrictions on Exercise.  This option:

       (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued; or

       (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind or having jurisdiction over the exercise of options shall not have been secured.

       7. Manner of Exercise. The Option Holder or beneficiary shall, in order to exercise the Option, give written notice to the Company of the number of shares which he will purchase and furnish an undertaking to make payment of the exercise price in United States dollars before issuance of such shares.
The Company must receive full payment in United States dollars of the Option Exercise Price for each share so exercised within five business days after the date of the Option Holder's notice, unless the Company extends the time of payment. As a condition of exercise, the Option Holder shall also execute such documents as the Company in its discretion deems necessary to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect. Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock.

       8. Assignability. The Option is not assignable or transferrable by the Option Holder except by will or by the laws of descent or distribution. Subject to the foregoing sentence, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

       9. Right of Stockholder. The Option Holder will have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price.

       10. Capital Adjustments and Reorganizations. The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

       11. Subject to Plan. This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

       12. Law Governing. This Agreement is intended to be performed in the State of Delaware and shall be construed and enforced in accordance with and governed by the laws of such state.

       Dated as of the ______day of ___________________________.





                                           -----------------------------------
                                                         [Optionee]


                                           Dynamex Inc.



                                           By:
                                               -------------------------------

                                  DYNAMEX INC.
                        INCENTIVE STOCK OPTION AGREEMENT


       Dynamex Inc. (the "Company"), acting pursuant to the Dynamex Inc. 1996 Stock Option Plan (the "Plan"), hereby grants to _________ (the "Option Holder") options to purchase common stock, $.01 par value ("Common Stock"), of the Company upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated herein by reference:

       1. Grant of Option. The Option Holder is hereby granted an option (the "Option") to purchase from the Company up to _________ shares of Common Stock of the Company at $_____ (the "Option Exercise Price")(being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement.

       2. Time of Exercise. The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option. The Option shall vest in the following manner:

If Option Holder remains in the                      Vested
employ of the Company through:                    Number of Shares
--------------------------------                  ----------------
_____________, 199___                                20% of shares
_____________, 199___                                40% of shares
_____________, 199___                                60% of shares
_____________, ______                                80% of shares
_____________, ______ and thereafter                 100% of shares

The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

       3. Exercise of Option. The exercise of the Option shall entitle the Option Holder to purchase shares of Common Stock of the Company in the manner set forth in Section 7.

       4.     Term.  The Option will terminate at the first of the following:

       (a)    5 p.m. on _____________.

       (b) 5 p.m. on the date which is six months after the date of the death or disability of the Option Holder.

       (c) 5 p.m. on the date 90 days following the date the Option Holder's employment with the Company and its subsidiaries terminates.

       5. Rights in Event of Death or Disability. If the Option Holder dies or becomes disabled prior to the termination date specified in Section 4 hereof without having exercised the Option as to all of the shares then exercisable, the Option may be exercised with respect to all of such shares prior to the date specified in Section 4(b) by (a) the Option Holder's estate or a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (b) the Option Holder or his personal representative or attorney-in-fact in the event of the Option Holder's disability, subject to the other terms of this Agreement and applicable laws, rules and regulations.

       6.     Restrictions on Exercise.  This option:

       (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued; or
       (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind or having jurisdiction over the exercise of options shall not have been secured.

       7. Manner of Exercise. The Option Holder or beneficiary shall, in order to exercise the Option, give written notice to the Company of the number of shares which he will purchase and furnish an undertaking to make payment of the exercise price in United States dollars before issuance of such shares.
The Company must receive full payment in United States dollars of the Option Exercise Price for each share so exercised within five business days after the date of the Option Holder's notice, unless the Company extends the time of payment. As a condition of exercise, the Option Holder shall also execute such documents as the Company in its discretion deems necessary to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect. Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock.

       8. Assignability. The Option is not assignable or transferrable by the Option Holder except by will or by the laws of descent or distribution. Subject to the foregoing sentence, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

       9. Right of Stockholder. The Option Holder will have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price.

       10. Capital Adjustments and Reorganizations. The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

       11. Subject to Plan. This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

       12. Law Governing. This Agreement is intended to be performed in the State of Delaware and shall be construed and enforced in accordance with and governed by the laws of such state.

       Dated as of the _____ day of ______________________.





                                           ------------------------------------
                                                  [Optionee]


                                           Dynamex Inc.


                                           By:
                                              ---------------------------------





                                       3